UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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VISTAPRINT N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISTAPRINT N.V.

Hudsonweg 8

5928 LW Venlo

The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Vistaprint N.V. will hold its 2009 Annual General Meeting of Shareholders:

on Tuesday, November 17, 2009

at 6:00 pm (Central European Time)

at the offices of Vistaprint N.V.

Hudsonweg 8

5928 LW Venlo

The Netherlands

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1)	Reappoint a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013;

(2)	Reappoint another member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013;

(3)	Appoint a member to our Supervisory Board to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2012;

(4)	Approve our Performance Incentive Plan for Covered Employees for purposes of Section 162(m) of the United States Internal Revenue Code;

(5)	Appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and

(6)	Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting.

Our Management Board and Supervisory Board have no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on October 19, 2009 are entitled to vote at the annual general meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy at any time before the polls close at the annual general meeting by following the procedures described in this proxy statement.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Management Board,

Chief Executive Officer

October 23, 2009

VISTAPRINT N.V.

Hudsonweg 8

5928 LW Venlo

The Netherlands

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 17, 2009

This proxy statement contains information about the 2009 Annual General Meeting of Shareholders of Vistaprint N.V., which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Tuesday, November 17, 2009 at Hudsonweg 8, 5928 LW Venlo, the Netherlands. The annual meeting will commence at 6:00 pm (Central European Time).

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Management Board of Vistaprint N.V. (which is also referred to as we, us or Vistaprint in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing the Notice of Annual General Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 on or about October 23, 2009.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual General Meeting of Shareholders:

This Proxy Statement and the 2009 Annual Report to Shareholders are available for viewing, printing and downloading at www.proxy.ir.vistaprint.com.

We will furnish without charge a copy of this proxy statement (including the notice and agenda and biographies of our Management Board and Supervisory Board) and our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the United States Securities and Exchange Commission, to any shareholder who requests it in writing to Vistaprint N.V., c/o Vistaprint USA, Incorporated, Attention: Investor Relations, 95 Hayden Avenue, Lexington, MA 02421, USA or Vistaprint N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands. This proxy statement and our Annual Report on Form 10-K are also available on the web site of the Securities and Exchange Commission, or SEC, at www.sec.gov.

EXPLANATORY NOTE ABOUT OUR CHANGE OF DOMICILE

On August 31, 2009, we changed our domicile from Bermuda to the Netherlands. Before that date, Vistaprint Limited, the publicly traded parent entity of the Vistaprint group of companies, was a limited company incorporated and domiciled in Bermuda. On August 31, 2009, we closed a share exchange transaction, effected by way of a scheme of arrangement under Bermuda law, pursuant to which all common shares of Vistaprint Limited issued and outstanding immediately prior to the closing were exchanged for the same number of ordinary shares of Vistaprint N.V., a Dutch limited liability company incorporated and domiciled in Venlo, the Netherlands. As a result of the closing of the share exchange transaction, Vistaprint Limited became a wholly owned subsidiary of Vistaprint N.V., and Vistaprint N.V. became the publicly traded parent entity of the Vistaprint group of companies.

Throughout this proxy statement, when we refer to Vistaprint during periods on or before August 31, 2009, including our fiscal year ended June 30, 2009, we are referring to Vistaprint Limited, the Bermuda entity, and the Board of Directors of Vistaprint Limited. When we refer to Vistaprint during periods after August 31, 2009, including the current period, we are referring to Vistaprint N.V., the Dutch entity, and the Management Board and Supervisory Board of Vistaprint N.V. As part of the change of domicile, the members of the Board of Directors of Vistaprint Limited became the members of the Supervisory Board of Vistaprint N.V., other than Robert S. Keane. Mr. Keane and our three other executive officers became members of the Management Board of Vistaprint N.V. Throughout this proxy statement, we sometimes refer to members of our Supervisory Board as our directors or supervisory directors.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the following matters:

1. To reappoint a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013;

2. To reappoint another member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013;

3. To appoint a member to our Supervisory Board to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2012;

4. To approve our Performance Incentive Plan for Covered Employees for purposes of Section 162(m) of the United States Internal Revenue Code; and

5. To appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Our Management Board and Supervisory Board are not aware of any other business to be transacted at the annual meeting.

Who can vote?

To be able to vote on the above matters, you must have been a shareholder of record according to the records of Computershare Trust Company, Inc., our transfer agent, at the close of business on October 19, 2009, which is the record date for the annual meeting. Shareholders of record at the close of business on October 19, 2009 are entitled to vote on each proposal at the annual meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is 43,093,877.

How many votes do I have?

Each ordinary share of Vistaprint that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below and to vote your shares. Choose the way to vote that is easiest and most convenient for you and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Management Board and Supervisory Board. The Management Board and Supervisory Board recommend that you vote FOR Proposals 1 – 5.

If you attend the annual meeting in person, then you may also vote in person.

Can I change my vote after I have mailed my proxy card?

Yes. You can revoke your proxy and change your vote at any time before the polls close at the meeting by doing any one of the following things:

•	signing and delivering another proxy with a later date to our Corporate Secretary at Hudsonweg 8, 5928 LW Venlo, the Netherlands;

•	giving our Secretary written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, in which case your bank or brokerage firm will provide instructions for Internet or telephone voting on your vote instruction form.

If you wish to attend the annual meeting in person and your shares are held in street name, then you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on November 17, 2009. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under our articles of association, holders of at least one-third of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement:

•

Proposals 1, 2 and 3: In accordance with our articles of association, our Supervisory Board adopted unanimous resolutions to make binding nominations of candidates for supervisory director. Our shareholders may set aside these binding nominations for any of the candidates only by a vote of at least two-thirds of the votes cast at a meeting representing more than half of our share capital.

•	Proposals 4 and 5: These proposals require the approval of a majority of votes cast at a meeting at which a quorum is present.

Dutch law and our articles of association provide that ordinary shares abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the annual meeting. Shares will not be voted in favor of a proposal if either (1) the shareholder abstains from voting on a particular matter, or (2) the shares are broker non-votes.

Who will count the votes?

The votes will be counted, tabulated and certified by Computershare Trust Company, Inc., our transfer agent.

How do the Management Board and Supervisory Board recommend that I vote on the proposals?

The Management Board and Supervisory Board recommend that you vote:

FOR the reappointment of John J. Gavin, Jr. to serve as a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013;

FOR the reappointment of George M. Overholser to serve as a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013;

FOR the appointment of Mark T. Thomas to serve as a member of our Supervisory Board to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2012;

FOR the approval of our Performance Incentive Plan for Covered Employees; and

FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Management Board and Supervisory Board do not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our Quarterly Report on Form 10-Q for our quarter ending December 31, 2009, which we expect to file in February 2010.

How and when may I submit a shareholder proposal, including a shareholder nomination for supervisory director, for the 2010 annual general meeting?

If you are interested in submitting a proposal for consideration by shareholders at our 2010 annual general meeting, then you must fulfill the requirements set forth in our articles of association, including satisfying all three of the following criteria:

•	We must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than 60 days before the 2010 annual general meeting,

•	The number of ordinary shares you hold must equal at least the lesser of 1% or more of our issued share capital or the equivalent of at least €50 million in aggregate market value, and

•	Your proposal must not be contrary to a significant interest of Vistaprint.

If you wish to have your proposal included in our proxy statement for the 2010 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, and the deadline for submitting your proposal to us is earlier than the deadline specified above: For your proposal to be eligible for inclusion in our 2010 proxy statement, we must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than June 25, 2010.

Any proposals, nominations or notices should be sent to:

Secretary, Vistaprint N.V.

Hudsonweg 8

5928 LW Venlo

The Netherlands

With a copy to:

General Counsel

Vistaprint USA, Incorporated

95 Hayden Avenue

Lexington, MA 02421

USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained The Altman Group for a fee of $7,500 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our directors, officers and selected other employees may also solicit proxies by mail, telephone, e-mail or by other means of communication. Directors, officers and employees who help us in solicitation of proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Vistaprint N.V., c/o Vistaprint USA, Incorporated, Attention: Investor Relations Department, 95 Hayden Avenue, Lexington, MA 02421 USA, telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in “street name,” or you may contact us at the above address or telephone number if you are a holder of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of September 30, 2009 by:

•	each shareholder we know to beneficially own more than 5% of our outstanding ordinary shares;

•	each current member of our Supervisory Board;

•	each nominee to be appointed to our Supervisory Board who is not currently serving as a supervisory director;

•	our named executives officers who are listed in the Summary Compensation Table in this proxy statement; and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
5% Shareholders
Janus Capital Management LLC(4) 151 Detroit Street Denver, CO 80206	4,415,993	10.3%
Entities affiliated with Stephen F. Mandel, Jr.(5) Two Greenwich Plaza Greenwich, CT 06830	2,365,511	5.5
Entities affiliated with AXA Financial, Inc.(6) 1290 Avenue of the Americas New York, NY 10104	2,264,511	5.3
William Blair & Company, L.L.C.(7) 222 W Adams Chicago, IL 60606	2,161,693	5.0
Executive Officers, Directors and Nominees
Robert S. Keane(8)	3,093,472	7.0
Wendy M. Cebula(9)	131,587	*
Michael Giannetto(10)	40,129	*
Janet F. Holian(11)	142,597	*
John J. Gavin, Jr.(12)	22,861	*
Peter Gyenes(13)	5,631	*
George M. Overholser(14)	132,770	*
Louis R. Page(15) Window to Wall Street 19 Miller Hill Road Dover, MA 02030	267,167	*
Richard T. Riley(16)	50,843	*
Mark T. Thomas	0	0
Anne Drapeau(17)	0	0
Harpreet Grewal(18)	6,000	*
All executive officers, directors and nominees as a group (12 persons)(19)	3,893,057	8.7

*	Less than 1%

(1)	Unless otherwise indicated, the address of each director and executive officer listed is c/o VistaPrint USA, Incorporated, 95 Hayden Avenue, Lexington, MA 02421.

(2)	For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship. The number of ordinary shares beneficially owned by each person or entity included in the table above is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of the date established for the purpose of determining ownership, including through the exercise of share options or through the vesting of restricted share units. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	The percentage ownership for each shareholder on September 30, 2009 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 43,057,421, the number of ordinary shares outstanding on September 30, 2009, plus any shares issuable to the shareholder within 60 days after September 30, 2009 (i.e., November 29, 2009), including restricted share units that vest and share options that are exercisable on or before November 29, 2009.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on September 11, 2009.

(5)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on July 31, 2009.

(6)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2009.

(7)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on January 12, 2009.

(8)	Includes an aggregate of (i) 1,818,675 shares held by family trusts and other entities established for the benefit of Mr. Keane and/or members of his immediate family, or the Trusts, (ii) 75,381 shares held by a charitable entity established by Mr. Keane and his spouse, and (iii) 1,170,416 shares that the Trusts have the right to acquire under share options and restricted share units that vest on or before November 29, 2009. Trustees other than Mr. Keane or his spouse hold voting and investment power with respect to the ordinary shares owned by the Trusts and the ordinary shares issuable pursuant to share options and restricted share units held by the Trusts; Mr. Keane and his spouse do not hold such power with respect to the Trusts. Mr. Keane and his spouse share voting and investment power with respect to the shares held by the charitable entity. Mr. Keane and his spouse disclaim beneficial ownership of the shares, share options and restricted share units held by the Trusts and the charitable entity except to the extent of their pecuniary interest therein.

(9)	Includes 10,000 shares held by trusts established by Ms. Cebula and her spouse and 108,709 shares that Ms. Cebula has the right to acquire under share options and restricted share units that vest on or before November 29, 2009. Ms. Cebula disclaims beneficial ownership of the shares held by the trusts, except to the extent of her pecuniary interest therein.

(10)	Includes 33,564 shares that Mr. Giannetto has the right to acquire under share options and restricted share units that vest on or before November 29, 2009.

(11)	Includes 125,709 shares that Ms. Holian has the right to acquire under share options and restricted share units that vest on or before November 29, 2009.

(12)	Includes 20,347 shares that Mr. Gavin has the right to acquire under share options and restricted share units that vest on or before November 29, 2009.

(13)	Includes 4,775 shares that Mr. Gyenes has the right to acquire under share options and restricted share units that vest on or before November 29, 2009.

(14)	Includes 48,329 shares that Mr. Overholser has the right to acquire under share options and restricted share units that vest on or before November 29, 2009.

(15)	Consists of (i) 254,838 shares held by Window to Wall Street, Inc., of which Mr. Page is President; (ii) 4,000 shares held in custodial accounts for the benefit of Mr. Page’s minor children; and (iii) 8,329 shares that Mr. Page has the right to acquire under share options and restricted share units that vest on or before November 29, 2009. Mr. Page disclaims beneficial ownership of the shares held by Window to Wall Street, Inc. and for the benefit of his minor children, except to the extent of his pecuniary interest therein.

(16)	Includes 48,329 shares that Mr. Riley has the right to acquire under share options and restricted share units that vest on or before November 29, 2009.

(17)	Ms. Drapeau tendered her resignation as an executive officer of Vistaprint effective September 30, 2008.

(18)	Mr. Grewal tendered his resignation as an executive officer of Vistaprint effective October 2, 2008.

(19)	Includes a total of 1,568,507 shares that the executive officers, directors and nominees have the right to acquire under share options and restricted share units that vest on or before November 29, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our ordinary shares, referred to as reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our ordinary shares and other equity securities. SEC regulations also require these reporting persons to furnish us with copies of all such reports that they file.

Based solely on our review of reports filed by the reporting persons and written representations from such persons, we believe that all reporting persons complied with all Section 16(a) filing requirements during the fiscal year ended June 30, 2009, other than Daniel Ciporin, John J. Gavin, Jr., George M. Overholser, Louis R. Page and Richard T. Riley. Due to an administrative error by Vistaprint, each of these directors was late in filing a Form 4 reporting a grant of restricted share units. In addition, Janet Holian was late in filing a Form 4 reporting a sale by a trust established by her spouse, due to an administrative error by the spouse’s brokerage firm.

PROPOSALS 1, 2 AND 3—APPOINTMENT OF MEMBERS OF THE SUPERVISORY BOARD

The current members of our Supervisory Board serve for rotating four-year terms. Our Supervisory Board currently consists of five members, two of whom have terms that expire at this 2009 annual meeting, two of whom have terms that expire at our 2010 annual general meeting, and one of whom has a term that expires at our 2011 annual general meeting. In addition, our Supervisory Board has nominated a candidate to serve as the sixth member of our Supervisory Board, whose term, if he is appointed, would expire at our 2012 annual general meeting. None of the current or nominated members of our Supervisory Board is an employee of Vistaprint.

Under Dutch law and our articles of association, our Supervisory Board has the right to make binding nominations for open positions on the Supervisory Board. Dutch law also requires us to nominate at least two candidates for each open position and allows us to recommend that shareholders vote for one of the two candidates for each position. The candidate receiving the greater number of votes for each position will be appointed as a member of our Supervisory Board.

In accordance with the recommendation of the Nominating and Corporate Governance Committee of the Supervisory Board and pursuant to the invitation of our Management Board, the Supervisory Board has adopted unanimous resolutions to make the following binding nominations:

1.	For the first open position, the Supervisory Board has nominated John J. Gavin, Jr. and George M. Overholser to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013. The Supervisory Board recommends that shareholders vote for the appointment of Mr. Gavin for this position.

2.	For the second open position, the Supervisory Board has nominated George M. Overholser and Mark T. Thomas to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013. The Supervisory Board recommends that shareholders vote for the appointment of Mr. Overholser for this position.

3.	For the third open position, the Supervisory Board has nominated Mark T. Thomas and Peter Gyenes to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2012. The Supervisory Board recommends that shareholders vote for the appointment of Mr. Thomas for this position.

The persons named in the enclosed proxy card will vote to appoint Messrs. Gavin, Overholser and Thomas as members of our Supervisory Board, unless you withhold authority to vote for the reappointment of any or all nominees by marking the proxy card to that effect. Each of the nominees has indicated his willingness to serve if appointed.

Messrs. Gavin and Overholser are currently members of our Supervisory Board and previously served on the Board of Directors of Vistaprint Limited before our change of domicile to the Netherlands. You can find more information about all of the nominees for supervisory director and the other members of our Supervisory Board in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS.”

The Management Board and Supervisory Board recommends that you vote FOR the appointment of Messrs. Gavin, Overholser and Thomas as members of our Supervisory Board.

PROPOSAL 4—APPROVAL OF OUR PERFORMANCE INCENTIVE PLAN FOR COVERED EMPLOYEES

In the opinion of our Supervisory Board, our future success depends, in large part, on our ability to attract and retain those members of the management team who contribute to our success. In September 2009, our Supervisory Board adopted, subject to shareholder approval, the Vistaprint N.V. Performance Incentive Plan for Covered Employees, or the Performance Incentive Plan. The purpose of the Performance Incentive Plan is to promote the long-term interests of Vistaprint and its shareholders by providing additional incentive for participants to contribute to improving our operating results. The Performance Incentive Plan is also intended to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect our long-term growth, profitability and efficient operation.

The Performance Incentive Plan seeks to align the interests of participants with the interests of our shareholders by providing for the payment of bonuses based on specific performance criteria that are designed to increase long-term shareholder value. We are asking for your approval of the Performance Incentive Plan, including the performance criteria described in the Performance Incentive Plan, because shareholder approval will allow Vistaprint to take a U.S. income tax deduction under Section 162(m) of the United States Internal Revenue Code, or the Code, for amounts paid under the Performance Incentive Plan to our covered employees. In addition, we expect that granting awards under this Performance Incentive Plan will allow us to reduce the amount of equity compensation that we would otherwise grant to participants in this plan. The Supervisory Board believes that the Performance Incentive Plan is in the best interest of Vistaprint and its shareholders and recommends that shareholders vote for the proposal to approve the Performance Incentive Plan.

The Performance Incentive Plan authorizes our Compensation Committee to grant cash incentive awards to “covered employees” within the meaning of Section 162(m) of the Code, which term includes our Chief Executive Officer and our three other highest compensated executive officers. Although our Chief Financial Officer is not considered a “covered employee” under the Code, the Performance Incentive Plan also authorizes the Compensation Committee to grant cash incentive awards to the Chief Financial Officer and any other key employees that the Compensation Committee may designate from time to time. Previously, we adopted annual incentive plans that established the terms of annual cash bonuses paid to executive officers. The Performance Incentive Plan will replace these annual incentive plans and will allow the Compensation Committee to grant awards that would be based on one or more performance cycles. The Compensation Committee is currently contemplating issuing two types of awards to eligible participants under the Performance Incentive Plan, with one award providing for cash bonuses based on annual performance over a one-year period and a second award providing for cash bonuses to be based on performance over a multiple-year period. Beginning in fiscal 2010, the Compensation Committee plans to make incentive targets and bonus payments to such personnel in accordance with the Performance Incentive Plan.

Tax Issues

Section 162(m) of the Code limits the deductibility of compensation of “covered employees” to $1 million per year. However, the deduction limit does not apply to amounts paid under a “performance-based plan” that complies with specific rules under Section 162(m) of the Code. In general, compensation qualifies as being made from a performance-based plan only if it satisfies each of the following four requirements:

•	the compensation is payable on the attainment of one or more pre-established, objective performance criteria;

•	the performance criteria are established by a committee comprising solely two or more outside directors;

•	the material terms of the compensation and performance criteria are disclosed to and approved by shareholders before payment; and

•	the committee that established the performance criteria certifies that the performance criteria have been satisfied before payment.

We are requesting shareholder approval in order to meet the third requirement listed above.

Summary of the Performance Incentive Plan

The following summary of the Performance Incentive Plan is qualified in its entirety by the text of the Performance Incentive Plan, which is available on our website www.vistaprint.com or by contacting us at Vistaprint N.V., c/o Vistaprint USA, Incorporated, Attention: Investor Relations, 95 Hayden Avenue, Lexington, MA 02421, USA.

The major provisions of the Performance Incentive Plan are as follows:

Administration. Our Compensation Committee administers the Performance Incentive Plan, and all of the members of the Committee are “outside directors” under Section 162(m) of the Code. The Compensation Committee establishes the rules and regulations it deems necessary or advisable to administer the Performance Incentive Plan, selects participants and sets the performance criteria and targets, and makes all decisions with respect to the Performance Incentive Plan. To help our Compensation Committee with its administration of the Performance Incentive Plan and executive compensation in general, the Committee has engaged the services of a compensation consultant that provides information about our peer companies and conducts competitive assessments of our executive compensation packages.

Eligibility. Eligibility for participation in the Performance Incentive Plan is limited to “covered employees” under Section 162(m) of the Code and key employees of Vistaprint or a related company (as that term is used in the Performance Incentive Plan) who are designated to participate in the Performance Incentive Plan from time to time, as determined in the sole discretion of the Compensation Committee. The Compensation Committee expects that the members of our Management Board and our other executive officers will participate in the Performance Incentive Plan. The Compensation Committee will select eligible participants no later than 90 days after the beginning of a performance period that is at least 12 months in duration (or, if shorter, before 25% of the performance period has elapsed).

Limitation of Benefits. Under the Performance Incentive Plan, no participant may receive an award greater than $15,000,000 for any year.

Determination of Performance Criteria and Performance Goals. No later than 90 days after the beginning of a performance period that is at least 12 months in duration (or, if shorter, before 25% of the performance period has elapsed), the Compensation Committee will specify in writing one or more performance criteria that will apply during the performance period and develop performance goals for each participant. The Compensation Committee has the right to use different performance criteria for different participants. When the Compensation Committee sets the performance goals, the Compensation Committee will establish general, objective rules that will be used to determine the extent to which a participant’s performance goals have been met, such as the dollar amount or percentage target for each performance criterion and the measurement period(s) and date(s). The Committee may also set specific, objective rules, if any, regarding any exceptions to such general rules to take into account any one or more of the following: (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs, (vi) fluctuations in currency exchange rates, including by establishing performance goals based on fixed exchange rates during a performance period, (vii) disposals of business segments, or (viii) acquisitions or dispositions.

The Compensation Committee may choose one or more of the following performance criteria, including dollar amounts or percentages based on the following criteria:

•	increase in shareowner value

•	earnings per share

•	revenue

•	revenue less cost of revenue

•	gross profit

•	operating expenses

•	net income

•	return on assets

•	return on shareowners’ equity

•	increase in cash flow

•	operating profit

•	revenue growth

•	return on capital

•	return on invested capital

•	earnings before interest, taxes, depreciation and amortization

•	operating income

•	pre-tax operating income

If a participant is assigned a performance goal following the time at which performance goals are normally established for the performance period due to placement in a position, or due to a change in position after the start of the performance period, the performance period for such participant will be the portion of the original performance period remaining. In such case, the Compensation Committee will develop in writing performance goals for such participant before 25% of the performance period which applies to the participant elapses.

Determination and Payment of Awards. After the end of each applicable performance period, the Compensation Committee will review the actual performance against the pre-established performance goals. The Compensation Committee will certify in writing the extent, if any, to which the performance measures have been met.

Awards are payable in cash as soon as practicable following the end of the applicable performance period, but no later than the end of the next succeeding fiscal quarter following the end of the applicable performance period.

Awards are subject to forfeiture until paid for reasons established in the plan or a related award agreement. The Performance Incentive Plan provides that any payments made under the plan will be offset for any monies that the Compensation Committee determines are owed by the participant to Vistaprint N.V. or any related company.

Termination of Employment

Generally, a participant must be employed through the end of applicable performance period in order to receive payment of an award for such performance period. If a participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) during the performance period, the participant’s estate or the participant is entitled to a prorated award. Any prorated amount would not be paid until the performance period has ended and the Compensation Committee has certified the award. If a participant’s employment is terminated during the performance period for reasons other than death or disability, the participant will not be eligible to receive any payment under the Performance Incentive Plan unless both (i) the performance goals for such performance period have been satisfied and (ii) the agreement between the participant and Vistaprint N.V. or a related company specifically provides for the payment of the award (or a portion thereof) upon satisfaction of the performance goals for the performance period in which the termination occurs.

Change in Control

The Performance Incentive Plan contains provisions for the treatment of awards upon a change in control (as defined in the Performance Incentive Plan). In the event of a change in control of Vistaprint, the performance goals for all performance periods under all awards outstanding under the Performance Incentive Plan will automatically be deemed to have been satisfied as of the closing date of the change of control to the extent specified in the applicable award agreement issued to a participant, and each such award shall be payable as specified in the award agreement. The payment of awards in the event of a change of control shall be made in cash as soon as practicable following the change of control, but no later than as permitted under Section 409A of the Code.

Estimate of Benefits

The amount of incentive compensation to be paid to our Chief Executive Officer and other executive officers is established by our Compensation Committee in its discretion, and the amounts that we ultimately pay will depend on our performance. Although amounts to be paid under the Performance Incentive Plan are not currently determinable, the table below shows potential amounts payable under awards granted to our executive officers under the plan in September 2009, subject to shareholder approval of the plan.

Name and Principal Position	Target Incentive Annual Award Amount(1)		Target Incentive Four Year Award Amount(2)
Robert S. Keane President and Chief Executive Officer	$464,441	(3)	$937,500

Wendy M. Cebula President, Vistaprint North America	250,000		560,000

Michael Giannetto Executive Vice President and Chief Financial Officer	215,000		440,000

Janet F. Holian President, Vistaprint Europe	250,000		560,000

(1)	The amounts reported in this column represent target annual cash incentives for our fiscal year ending June 30, 2010, which are based 50% on our achievement of revenue targets and 50% on our achievement of earnings per share (determined in accordance with generally accepted accounting principles), or EPS, targets for fiscal 2010. These amounts represent potential payments that our named executive officers would be eligible to receive under their fiscal 2010 annual cash incentive awards if we achieve 100% of both our revenue target and our EPS target for fiscal 2010.

(2)	The amounts reported in this column represent target four-year performance incentives. Each named executive officer is eligible to receive 25% of his or her total award for each of our fiscal years ending June 30, 2010, 2011, 2012 and 2013 based on our achievement of EPS targets for each fiscal year. These amounts represent potential aggregate payments that our named executive officers would be eligible to receive over four years under their long-term performance awards if we achieve the medium range of our EPS targets in each of the four fiscal year covered by the awards.

(3)	This estimated amount would be payable to Mr. Keane in Euros. For purposes of this table, we converted Mr. Keane’s estimated incentive payments from Euros to US dollars based on the currency exchange rate in effect on June 30, 2009. The US dollar amounts actually paid, when converted from Euros, will depend upon the currency exchange rate in effect at the time of payout.

The annual incentive awards payable for the fiscal year ended June 30, 2009 under the annual incentive plan in effect for such fiscal year is set forth in the Summary Compensation Table below.

Since none of the members of our Supervisory Board is employed by Vistaprint in any other capacity, none of the members of our Supervisory Board is eligible to participate or receive any awards under the Performance Incentive Plan.

Amendment and Termination of the Performance Incentive Plan

The Supervisory Board or the Compensation Committee may from time to time amend, suspend, terminate or reinstate any or all provisions of the Performance Incentive Plan. However, the approval of the Supervisory Board, Compensation Committee and/or shareholders is required for any amendment if such approval is necessary to comply with the applicable provisions of Section 162(m) of the Code and other applicable laws or stock exchange rules or regulations. The Performance Incentive Plan will continue in effect until the Supervisory Board terminates it, except that the Performance Incentive Plan will terminate automatically if it is not reapproved by the shareholders at the first shareholders meeting in the fifth year after the date of the adoption of the Performance Incentive Plan.

United States Federal Income Tax Consequences

Under present United States federal income tax laws, participants will realize ordinary income in the year of receipt. We will receive a deduction for the amount constituting ordinary income to the participant, so long as the Performance Incentive Plan and the award satisfy the requirements of Section 162(m) of the Code. It is our intention that the Performance Incentive Plan be constructed and administered in a manner which maximizes the deductibility of compensation for Vistaprint under Section 162(m) of the Code. Tax consequences in countries other than the United States will vary based on the laws of the foreign jurisdiction, but generally are similar to the United States.

Our Management Board and Supervisory Board recommend that you vote FOR the approval of our Performance Incentive Plan for Covered Employees.

PROPOSAL 5—APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010. If this proposal is not approved by our shareholders at the annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. We do not expect that Ernst & Young LLP will attend the annual meeting or be available to answer questions.

Our Management Board and Supervisory Board recommend that you vote FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended June 30, 2009 and June 30, 2008. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal 2009	Fiscal 2008
Audit Fees and Expenses(1)	$728,480	$603,750
Audit-Related Fees and Expenses(2)	16,500	16,500
Tax Fees and Expenses(3)	317,150	179,881
All Other Fees and Expenses	—	—

Total Fees and Expenses	$1,062,130	$800,131

(1)	Audit fees and expenses consisted of fees and expenses billed for the audit of our financial statements for the years ended June 30, 2009 and 2008, statutory audits of certain of our subsidiaries, and quarterly reviews of our financial statements. The audit fees for fiscal 2009 and 2008 also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting both as promulgated by Section 404 of the Sarbanes-Oxley Act. For fiscal 2009, the audit fees and expenses also included work relating to our redomestication to the Netherlands.

(2)	Audit-related fees and expenses consisted of fees and expenses for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate to the audit of our 401(k) plan and fees for access to certain online applications.

(3)	Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services, and tax return preparation for expatriate employees. Tax compliance services accounted for $198,186 and $124,077 of the total tax fees billed in fiscal 2009 and 2008, respectively.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee may pre-approve services that are expected to be provided to Vistaprint by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Vistaprint.

During fiscal 2009, no services were provided to Vistaprint by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

OTHER MATTERS

Our Management Board and Supervisory Board do not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Supervisory Board:

Our Supervisory Board currently consists of five independent, non-employee directors.

Nominees for Members of our Supervisory Board whose terms will expire at this 2009 Annual General Meeting:

JOHN J. GAVIN, Jr., Director since August 2006

Mr. Gavin, age 54, served as Chief Financial Officer of BladeLogic, Inc., a provider of data center automation software from January 2007 through June 2008, which was acquired by BMC Software. From April 2004 through December 2006, Mr. Gavin was Chief Financial Officer of Navisite, Inc., a provider of information technology hosting, outsourcing and professional services. From 2001 to 2005, Mr. Gavin was a member of the Board of Directors or Ascential Software, which was acquired by IBM in April 2005. From February 2000 through December 2001, Mr. Gavin served as the Senior Vice President and Chief Financial Officer of Cambridge Technology Partners, a consulting firm, which was acquired by Novell, Inc. Prior to his work at Cambridge Technology Partners, Mr. Gavin spent twelve years at Data General Corporation, a manufacturer of computing equipment, including serving as Vice President and Chief Financial Officer, which was acquired by EMC Corporation. Mr. Gavin also spent ten years at Price Waterhouse LLP, an accounting firm, in various accounting and audit positions including as Senior Manager in charge of multi-national audits. Since February 2009, Mr. Gavin has also served as a member of the board of directors of Consona Corporation, a privately held provider of customer relationship management and enterprise resource planning software and services. Mr. Gavin is a certified public accountant.

GEORGE M. OVERHOLSER, Director since July 2004

Mr. Overholser, age 49, has served as Founder and Managing Director of NFF Capital Partners, an investment banking firm for nonprofit organizations, since August 2004. Mr. Overholser was the founder of North Hill Ventures, a venture capital firm and served as its Senior Vice President from 1999 through June 2008. From 1994 to 1999, Mr. Overholser was Head of Strategy and New Business Development for Capital One, Inc., a company specializing in consumer lending.

Members of our Supervisory Board whose terms expire at our 2010 annual general meeting:

LOUIS R. PAGE, Director since September 2000

Mr. Page, age 43, has served as President and General Partner of Window to Wall Street Inc., a venture capital firm, since October 1995. Mr. Page is a chartered financial analyst.

RICHARD T. RILEY, Director since February 2005 and Chairman of the Supervisory Board since August 2009

Mr. Riley, age 53, has served as Chairman of the Board of Directors and Chief Executive Officer of LoJack Corporation, a publicly traded corporation and provider of stolen vehicle recovery technology, since November 2006 and as President, Chief Operating Officer and as a member of the board of directors of Lojack Corporation from February 2005 through November 2006. From 1997 through 2004, Mr. Riley held a variety of positions with New England Business Service, Inc., a provider of products and services to small businesses, most recently serving as Chief Executive Officer, President, Chief Operating Officer and director. Mr. Riley is a certified public accountant.

Member of our Supervisory Board whose term expires at our 2011 annual general meeting:

PETER GYENES, Director since February 2009

Mr. Gyenes, age 64, has served as the non-executive Chairman of Sophos plc, a global security software company, since May 2006. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software and its predecessor companies VMark Software, Ardent Software and Informix from 1996 until it was acquired by IBM in April 2005. Mr. Gyenes also serves on the boards of Netezza Corporation, a provider of data warehouse appliances; Lawson Software, Inc., a provider of software and service solutions in the manufacturing, distribution, maintenance and service sector industries; and Pegasystems Inc., a provider of business process management software and services. He is a trustee of the Massachusetts Technology Leadership Council.

Nominee for Member of our Supervisory Board whose term will expire at our 2012 annual general meeting:

MARK T. THOMAS, Nominee for Director

Mr. Thomas, age 55, has served as a Founder and Managing Partner of Monitor Clipper Partners, a middle market private equity firm, since December 1997 and also serves as member of Monitor Clipper Partners’ Investment Committee and a director of several of its portfolio companies. In addition, Mr. Thomas is a co-founder of Monitor Company Group LP, a global marketing and strategy consulting firm, and has served in various positions since 1983, most recently as a member of Monitor Company Group’s Management Committee and chair of its Audit Committee.

Our Management Board:

Our Management Board currently consists of our four executive officers.

ROBERT S. KEANE, President, Chief Executive Officer and Chairman of the Management Board

Mr. Keane, age 46, is the founder of Vistaprint and has served as our President and Chief Executive Officer since he founded Vistaprint in January 1995. Mr. Keane served as the Chairman of our Board of Directors from January 1995 to August 2009 and was appointed Chairman of the Management Board in September 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an OEM manufacturer of keyboards, displays and retail kiosks used for desktop publishing, most recently as General Manager. Mr. Keane earned an A.B. in economics from Harvard College in 1985 and his M.B.A. from INSEAD in Fontainebleau, France in 1994.

WENDY M. CEBULA, President, Vistaprint North America

Ms. Cebula, age 38, has served as President of Vistaprint’s North American business unit since May 2008. From January 2007 through May 2008, Ms. Cebula served as Executive Vice President and Chief Operating Officer. From October 2002 to January 2007, Ms. Cebula served as our Chief Information Officer. Before joining Vistaprint in October 2000, Ms. Cebula served as director of database marketing and analysis at MotherNature.com, an online provider of personal health care products. She also spent three years working in marketing analytics and management at Partner’s First, a direct to consumer financial services company. Ms. Cebula earned a B.S. degree in Finance at Rochester Institute of Technology.

MICHAEL GIANNETTO, Executive Vice President and Chief Financial Officer

Mr. Giannetto, age 46, has served as Chief Financial Officer since September 2008. From May 2003 through August 2008, Mr. Giannetto served as our Senior Vice President of Finance. Before joining Vistaprint, from May 2001 to May 2003 Mr. Giannetto was the corporate controller at ePresence, a publicly traded technology consulting company. Prior to that, Mr. Giannetto served as the controller for Latin America and

Canada operations at EMC Corporation, an information infrastructure technology company. Before joining EMC, Mr. Giannetto spent 14 years in the finance operations of Data General, a mini-computing and storage company which was acquired by EMC Corporation in 1999. While at Data General, he held several financial management positions including director of corporate planning and accounting. Mr. Giannetto holds a B.S. in Accountancy from Bentley College and an M.B.A. from Babson College.

JANET F. HOLIAN, President, Vistaprint Europe

Ms. Holian, age 49, has served as President of Vistaprint’s European business unit since May 2008. From July 2000 through May 2008, Ms. Holian served as Executive Vice President and Chief Marketing Officer of Vistaprint USA, Incorporated. From January 1999 to June 2000, Ms. Holian served as Vice President, Corporate Marketing at Andover.Net, a Linux and Open Source technology portal. Before joining Andover.Net, Ms. Holian held the positions of Vice President of Marketing at PersonalAudio, Inc. and Director of Worldwide Marketing at MicroTouch Systems Inc. Ms. Holian earned her B.A. in economics and business from Westfield State College in 1981 and completed the Tuck Executive Program at the Amos Tuck School of Business at Dartmouth College in 1995.

There are no family relationships among any of the directors and executive officers of Vistaprint. No arrangements or understandings exist between any director or any person nominated for appointment as a director and any other person pursuant to which such person is to be selected as a director or nominee for appointment as a supervisory director.

CORPORATE GOVERNANCE

Board Structure

We have a two-tiered board structure consisting of a Supervisory Board and a Management Board. The Supervisory Board consists of our independent, non-employee directors, and the Management Board consists of managing directors who are also executive officers. The principal responsibility of the members of the Supervisory Board is to oversee the Management Board and the management of Vistaprint and, in so doing, serve the best interests of Vistaprint and its stakeholders. The principal responsibility of the members of the Management Board is to manage Vistaprint, which means, among other things, that it is responsible for implementing Vistaprint’s aims and strategy, managing Vistaprint’s associated risk profile, operating Vistaprint’s business on a day-to-day basis and addressing corporate social responsibility issues that are relevant to the enterprise. The Management Board is accountable to the Supervisory Board and to our shareholders.

Governance Guidelines

We believe that good corporate governance is important to ensure that Vistaprint is managed for the long-term benefit of our stakeholders, including our shareholders. The Management Board and Supervisory Board have adopted Rules to assist each Board in the exercise of its duties and responsibilities and to serve the best interests of Vistaprint and our shareholders. The Rules for each Board provide a framework for the conduct of each Board’s business.

Among other things, the Rules for the Supervisory Board provide that:

•	a majority of the members of the Supervisory Board shall be independent directors, except as permitted by NASDAQ rules;

•	the independent directors shall meet at least twice a year in executive session;

•	directors have full and free access to management and employees and, as necessary and appropriate, to hire and consult with independent advisors;

•	all directors are expected to participate in a mandatory orientation program and continuing director education on an ongoing basis; and

•

at least annually the Nominating and Corporate Governance Committee shall oversee a self-evaluation of the Supervisory Board to determine whether the Supervisory Board and its committees are functioning effectively.

Among other things, the Rules for the Management Board provide that:

•

the Management Board is responsible for determining that effective systems are in place for the periodic and timely reporting to the Supervisory Board on important matters concerning Vistaprint and its subsidiaries;

•	the Management Board shall hold at least four meetings annually;

•	members of the Management Board have full and free access to officers and employees and, as necessary and appropriate, to hire and consult with independent advisors; and

•	at least annually the Supervisory Board shall conduct an evaluation of the Management Board to determine whether the Management Board is functioning effectively.

You can access the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Rules for the Supervisory Board, our Rules for the Management Board and our Code of Business Conduct and Ethics at www.vistaprint.com or by writing to:

Investor Relations Department

c/o Vistaprint USA, Incorporated

95 Hayden Avenue

Lexington, MA 02421

Email: ir@vistaprint.com

In addition, the Dutch Corporate Governance Code, or Dutch Code, applies to Vistaprint. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions, and our Management Board and Supervisory Board agree with the fundamental principles of the Dutch Code. However, some of the best practice provisions of the Dutch Code conflict, in whole or in part, with the corporate governance rules of the NASDAQ Stock Market and U.S. securities laws that apply to us as a company whose ordinary shares are traded on NASDAQ. As a result, we are not able to apply some of the Dutch best practice provisions. In accordance with the Dutch Code’s compliance principle of “apply or explain,” which permits Dutch companies to be fully compliant with the Dutch Code either by applying the Dutch best practices or by explaining why the company has chosen not to apply certain of the best practices, we will disclose in our Dutch annual report for the fiscal year 2010 to what extent we do not apply provisions of the Dutch Code, together with the reasons for those deviations.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, a current copy of which is posted on our website, www.vistaprint.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Determination of Independence

Under NASDAQ rules, supervisory directors only qualify as “independent directors” if, in the opinion of our Supervisory Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Supervisory Board has determined that none of its members has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of its members are “independent directors” as defined under NASDAQ’s Marketplace Rules.

Supervisory Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate candidates for members of our Supervisory Board includes requests to directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Supervisory Board.

In considering whether to recommend any particular candidate for inclusion in the Supervisory Board’s slate of nominees, the Nominating and Corporate Governance Committee applies, among other things, the criteria for nominating directors set forth as an attachment to the Rules for the Supervisory Board. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest and the ability to act in the interests of all of Vistaprint’s stakeholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our supervisory directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Supervisory Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential candidates for the Supervisory Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance

Committee, c/o Corporate Secretary, Vistaprint N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands, with a copy to General Counsel, Vistaprint USA, Incorporated, 95 Hayden Avenue, Lexington, MA 02421 USA. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Supervisory Board does not submit a binding nomination for a director position, then the shareholders represented at the general meeting may select a nominee. The shareholders may appoint such a nominee as a member of the Supervisory Board by the vote of at least two-thirds of the votes cast at the meeting representing more than half of our share capital.

Shareholders also have the right under our articles of association to nominate candidates for our Supervisory Board directly, without any action or recommendation by our Nominating and Corporate Governance Committee or Supervisory Board, by following the procedures described under “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING—How and when may I submit a shareholder proposal, including a shareholder nomination for supervisory director, for the 2010 annual general meeting?”

Supervisory Board Meetings and Committees

The Board of Directors of Vistaprint Limited met five times in person in fiscal 2009. During fiscal 2009, each of our directors who served as a director during fiscal 2009 attended more than 80% of the total number of meetings of the Board and the committees of which such director was a member during the period of time he served on such committee. In addition, it is our policy that one or more of our supervisory directors should attend annual general meetings of shareholders to the extent practicable. Five of our directors attended our 2008 annual general meeting of shareholders.

The Supervisory Board currently has, and the Vistaprint Limited Board of Directors had at all times since our initial public offering in 2005, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Supervisory Board. The Audit Committee must review the appropriateness of its charter at least annually, and the Compensation and Nominating and Corporate Governance Committees review their respective charters from time to time as they deem appropriate. Each committee must perform a self-evaluation at least annually. All members of all committees are non-employee directors, and the Supervisory Board has determined that all of the members of our three standing committees are independent as defined under NASDAQ’s Marketplace Rules and, in the case of all members of the Audit Committee, the independence requirements contemplated by SEC rules.

Richard T. Riley, an independent director, is Chairman of our Supervisory Board.

Audit Committee

The current members of our Audit Committee are Messrs. Gavin (Chair), Page and Riley. Our Supervisory Board has determined that Mr. Gavin qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee’s responsibilities include:

•	retaining our independent registered public accounting firm, subject to shareholder ratification and approval;

•	approving the compensation of, and assessing (or recommending that the Supervisory Board assess) the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm;

•	coordinating the Supervisory Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	reviewing and approving all related party transactions;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee report included in this proxy statement.

The Audit Committee met nine times during fiscal 2009.

Compensation Committee

The current members of the Compensation Committee are Messrs. Overholser (Chair), Gyenes and Page. The Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the Supervisory Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and coordinating the evaluation of our Chief Executive Officer;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Supervisory Board with respect to director compensation;

•

reviewing and discussing with management the “Compensation Discussion and Analysis” section of the proxy statement and considering whether to recommend to the Supervisory Board that the “Compensation Discussion and Analysis” be included in the proxy statement; and

•	preparing the Compensation Committee report included in this proxy statement.

The Compensation Committee met six times during fiscal 2009.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Riley (Chair), Gavin and Gyenes. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become Supervisory Board members;

•	recommending to the Supervisory Board the persons to be nominated for appointment as members of the Supervisory Board and the Management Board and to each of the Supervisory Board’s committees;

•	overseeing an annual review by the Supervisory Board with respect to succession planning for the Chief Executive Officer and other executive officers;

•	overseeing an annual evaluation of the Supervisory Board, the Management Board and all committees of the Supervisory Board to determine whether each is functioning effectively; and

•	reviewing and assessing the adequacy of the Rules of the Supervisory Board and of the Management Board.

The Nominating and Corporate Governance Committee met four times during fiscal 2009.

Communicating with the Supervisory Board

Our Supervisory Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance

Committee, with the assistance of Vistaprint’s General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating and Corporate Governance Committee will forward communications to all directors if the communications relate to substantive matters and include suggestions or comments that the he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances and matters as to which Vistaprint may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Supervisory Board should address such communications to:

Supervisory Board

c/o Secretary

Vistaprint N.V.

Hudsonweg 8

5928 LW Venlo

The Netherlands

Report of the Audit Committee

The Audit Committee has reviewed Vistaprint’s audited consolidated financial statements for the fiscal year ended June 30, 2009 and has discussed these financial statements with Vistaprint’s management and Ernst & Young LLP, our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees) as modified or supplemented.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the independent registered public accounting firm its independence from Vistaprint. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 5 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and Ernst & Young LLP, the Audit Committee recommended to the Supervisory Board that the audited consolidated financial statements be included in Vistaprint’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The Audit Committee and Supervisory Board also have selected, subject to appointment by the shareholders, Ernst & Young LLP as Vistaprint’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

This Audit Committee Report is not incorporated by reference to any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Supervisory Board
John J. Gavin, Jr., Chairman
Louis R. Page
Richard T. Riley

Certain Relationships and Related Transactions

Policies and Procedures for Related Party Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a member of our Management Board or Supervisory Board at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All related person transactions that we propose to enter into must be reported to our General Counsel, and whenever practicable, our Audit Committee will review and approve the proposed transaction in accordance with our policy, before the transaction becomes effective or is consummated. If our General Counsel determines that advance approval of a related person transaction is not practicable under the circumstances, then our Audit Committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the Audit Committee, or at the next meeting after the date that the related person transaction comes to the attention of our General Counsel. Our General Counsel may also present a related person transaction that arises between Audit Committee meetings to the Audit Committee chair, who will review and may approve the related person transaction, subject to ratification by the full Audit Committee at its next meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Context

Our success is dependent on our ability to attract and retain top talent, and to motivate that talent to achieve outstanding short and long term performance. We seek to build a strong leadership team that shares a compelling, common vision for our future, that is capable of leading the organization to achieve aggressive financial and operational targets, and that will identify and execute opportunities to profitably expand our business.

Our Compensation Committee carries out its responsibilities as defined by the Compensation Committee charter adopted by our Supervisory Board. The Compensation Committee charter is available on our website at www.vistaprint.com under the heading “Investor Relations.” Pursuant to authority established in the Compensation Committee charter, our Compensation Committee oversees the compensation and perquisites programs of our executive officers, including the members of our Management Board identified in the Summary Compensation Table set forth below, to whom we refer as our named executive officers. The Compensation Committee currently consists of Peter Gyenes, George M. Overholser and Louis R. Page, all of whom constitute “independent directors” as defined under NASDAQ rules. The Compensation Committee advises the Supervisory Board with respect to Vistaprint’s compensation philosophy and programs and exercises oversight with respect to the payment of annual salaries, annual cash incentives, long-term equity and cash incentives and benefits to our executive officers.

Compensation Philosophy, Guiding Principles and Background

Our compensation philosophy is based on the following guiding principles:

•	Enable us to attract and retain superior talent.

•	Provide desirable incentives to motivate people toward their highest performance.

•

Reward extraordinary performance with compensation that is correspondingly above peer averages. Conversely, provide mechanisms that result in compensation below peer averages in the absence of extraordinary performance.

•	Promote fair and equitable treatment relative to rewards, considering both internal and external comparisons.

•	Link the amount of at-risk compensation and an individual’s ability to influence performance outcomes.

•	Align executive and shareholder interests by structuring compensation programs to reward shareholder value creation.

•	Evaluate and refine all compensation programs in light of our strategic direction and life-cycle stage, the practices of peers and the overall affordability of compensation packages.

Compensation Committee Approach

Each year, the Compensation Committee conducts a review of our executive compensation program, which includes a review and detailed competitive analysis performed by an independent compensation consultant. The Compensation Committee selected the firm DolmatConnell & Partners as the compensation consultant in fiscal year 2009 and manages the relationship with the firm. DolmatConnell was charged with, among other things, conducting the competitive assessment of our executive compensation package. As part of their review and overall relationship, DolmatConnell interacts with the Compensation Committee and Vistaprint employees as necessary.

In its review, DolmatConnell analyzed base salary, target total cash compensation, actual total cash compensation, long-term incentive compensation, target total direct compensation and actual total direct compensation of the named executive officers as compared to two peer groups of companies. DolmatConnell developed, with Compensation Committee oversight, a “primary” comparison peer group consisting of publicly traded firms based upon annual revenue, industry, rate of growth, and market capitalization comparable to those of Vistaprint at the time of review. DolmatConnell also developed a second “aspirational” comparison peer group, consisting of companies whose annual revenues, growth rates and market capitalizations would be comparable to Vistaprint in the future if Vistaprint achieved its current business objectives. The Compensation Committee reviewed the analysis of the aspirational peer group in order to forecast future compensation trends that may be applicable to us if we experience growth rates that are in line with our expectations. The Compensation Committee considered the findings and recommendations of DolmatConnell as it determined named executive officer compensation for fiscal 2009 and based its determination of compensation packages upon the review of the primary peer group of similar sized firms. The primary peer group consists of: Akamai Technologies, Ariba, Blue Nile, Digital River, Ennis, Equinix, Fair Isaac, Global Payments, GSI Commerce, Monster Worldwide, Netflix, Open Text, priceline.com, RealNetworks, SAVVIS, Schawk, United Online and ValueClick.

The Compensation Committee believes that our executive compensation program provides an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenue and growth potential, and that the executive compensation program also reflects the desired caliber, level of experience and performance of our executive team.

Compensation Components for Executives

The principal elements of our executive compensation program for named executive officers consist of base salary, annual cash incentive and a Long-Term Incentive Program, or LTIP. The base salary and annual cash incentive components of the executive compensation program emphasize current company performance and the realization of defined financial objectives that are independent of short-term fluctuations in share price, while the LTIP focuses on longer term objectives. In fiscal 2009, the elements of compensation comprising the LTIP consisted of stock options and restricted share units. Beginning in fiscal 2010, we are adding to the LTIP long-term incentive cash awards under our Performance Incentive Plan for Covered Employees. Named executive officers also participate in the standard health and welfare benefits applicable to our employees in their geographic home locations.

The Compensation Committee has established a “pay-for-performance” model for our named executive officers, with the total compensation package for fiscal 2009 weighted toward equity compensation. For fiscal 2009, target cash compensation (base salary plus target cash incentive) for our named executive officers approximates the 25th to 50th percentiles of the primary peer group. Total direct compensation levels (base salary plus target cash incentive plus annual equity incentives) approximate the 50th to 75th percentiles of the peer group. As outlined by our compensation philosophy, the named executive officers have a significant portion of their compensation at risk through our annual cash incentive plan and the LTIP, which are based on financial goals that the Compensation Committee believes are highly challenging but achievable.

Cash Compensation

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities of all employees, including our executives. The Compensation Committee established base salary compensation levels for named executive officers based on external market data and our overall compensation philosophy. To establish base salaries for fiscal 2009, the Committee reviewed DolmatConnell’s recommendations with respect to the salary compensation of officers with comparable qualifications, experience and responsibilities at companies in the primary peer group. In addition to external market data, the Committee also considered the executive’s role in the organization, experience within the role, individual performance and internal equity in determining individual base salary levels. The Committee does not assign specific weights to particular factors but considers them together in determining base salaries.

Annual Cash Incentive Plan

The Annual Cash Incentive Plan is designed to reward executives for the achievement of annual financial goals, specifically, growth in revenue and earnings per share. The Board of Directors sets revenue and earnings per share targets annually as part of our comprehensive strategic planning and budgeting process. The Compensation Committee believes the target goals are highly challenging yet achievable. Target bonus levels are set by the Compensation Committee based on analysis of primary peer group data and based on our pay-for-performance philosophy. Bonuses for fiscal 2009 were based 50% on the achievement of revenue targets and 50% based on the achievement of earnings per share targets. For purposes of the bonus calculations, “revenue” was defined as consolidated net revenue for Vistaprint and its subsidiaries, and “earnings per share” was defined as earnings per share, on a fully diluted basis, calculated in accordance with US generally accepted accounting principles, for the results of operations of Vistaprint on a consolidated basis.

The fiscal 2009 plan allowed for a maximum payout of 250% of the target bonus if both revenue and earnings per share targets were exceeded by significant margins. If either revenue or earnings per share performance were to fall short of threshold level of performance, the actual bonus payout would be zero even if the threshold level were surpassed for the other target. The following table sets forth the target bonus levels for named executive officers that the Compensation Committee established for fiscal 2009:

Name	Target Bonus as a Percentage of Base Salary (%)	Target Bonus ($)
Robert S. Keane	100%	$415,000
Michael Giannetto	60.71%	$170,000
Wendy M. Cebula	60%	$225,000
Janet F. Holian	60%	$225,000
Anne Drapeau	60%	$150,000
Harpreet Grewal	60%	$150,000

The target revenue and earnings per share goals for each named executive officer for fiscal 2009 were $560 million and $1.15-1.20 (calculated using $1.175 as a target), respectively. The following table sets forth the payment percentages based on the percentage of the target amounts achieved:

Revenue		Earnings Per Share
% of Target	Bonus Multiplier	% of Target	Bonus Multiplier
≤89.99%	0%	≤89.99%	0%
90%	50%	90%	25%
100%	100%	100%	100%
105%	200%	≥110%	200%
≥110%	300%

Our achievement against these goals resulted in a fiscal year 2009 annual incentive cash payout of 111% of target levels to Mr. Keane, Ms. Cebula and Ms. Holian, who received their payout for the full year in one lump sum; 111% of target levels to Mr. Giannetto, who received his payout in quarterly installments; and 90% for Ms. Drapeau and Mr. Grewal, who left Vistaprint in 2008. The amount of annual incentive paid to each named executive officer appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Incentive Program

Overview and Background

The Long-Term Incentive Program, or LTIP, is the primary vehicle for focusing our executives on long-term performance and aligning their interests with those of our shareholders. We may grant executives and employees long-term incentive compensation, in the form of cash-based and equity-based compensation, both at the time of hire and annually as part of a retention grant program.

Share Options and Restricted Share Units for Executives

In general, equity compensation grants made to the named executive officers are in the form of share options and restricted share units. The value of the equity grants made to named executive officers is determined by evaluating the peer group analysis and identifying the grant value required to ensure that total target direct cash and equity compensation is in the 70-80th percentile range under scenarios of exceptional performance relative to the historical performance of the comparison peer group. Share options are granted at 100% of fair market value on the date of grant. Both share options and restricted share units vest ratably over a four year period.

The Compensation Committee believes that granting equity awards is an effective way to motivate our executives to manage the company in a manner that is consistent with our long term interests and those of our shareholders, with equity awards generating returns for our executives and employees as our share price increases. Because our share options and restricted share units vest over four years, these incentive vehicles also provide us with an important retention tool, as the equity grants vest only if the officer continues to be employed by us on each vest date. To reflect the more balanced risk profile of our restricted share units, the Committee granted fewer total shares under share options and restricted share units than the Committee would have if it had granted only share options.

Equity compensation is a significant portion of each named executive officer’s total direct compensation package. The Compensation Committee grants share options and restricted share units to our named executive officers based on its assessment of the officers’ past performance, the importance of retaining their services, the potential for their performance to help us attain long-term goals, and competitive peer group data. The Compensation Committee worked with DolmatConnell to analyze the market practices of the primary peer group to determine competitive equity awards.

Restricted Share Units for Employees

The framework for providing restricted share units to employees follows a similar methodology to equity grants to executives and is based upon market practices for our industry, size and geographic locations. Time-vested restricted share units are intended to align the employees’ interests with those of our shareholders and serve as a retention tool. The restricted unit awards vest ratably over a four year period.

Timing of Grants

We grant equity awards to our named executive officers annually in conjunction with our review of their individual performance and the independent consultant’s compensation study. The intent is to conduct this review at the regularly scheduled meeting of the Compensation Committee, held in conjunction with the quarterly Supervisory Board meeting in the fourth quarter of each fiscal year. Accordingly, fiscal 2009 grants were made at the May 2009 Compensation Committee meeting. Restricted share unit grants to employees who are not named executive officers typically are made during our performance review cycle which concludes in June each year.

Long-Term Incentive Cash Compensation

Subject to shareholder approval, we are adding a new long-term incentive cash component to the compensation of our named executive officers in the form of the Performance Incentive Plan for Covered Employees that we are asking our shareholders to approve at the annual meeting. An identical plan is already in place for many of our employees who are not named executive officers. The Compensation Committee believes that including all of our named executive officers under this new incentive vehicle will continue to build on our pay-for-performance culture and philosophy and balance the focus on stock price appreciation created through equity awards with cash awards that will be based on the achievement of financial metrics that are drivers of long-term shareholder value creation. Each long-term award under the plan will have a performance cycle of multiple years. At the beginning of each performance cycle, we will develop performance targets for each of the years within that specific cycle. We will measure performance on an annual basis and make payments over the full performance cycle. Actual payout levels will be based on actual achieved performance and can range from 0% - 250% of target award depending on the year.

In September 2009, we granted two awards to each of our named executive officers under the Performance Incentive Plan for Covered Employees: Each named executive officer received an annual award relating to our revenue and earnings per share performance during fiscal 2010 and a long-term award relating to our earnings per share performance over four years. You can find more information about these awards in the “Estimate of Benefits” section under Proposal 4 above.

Benefit Programs

The Compensation Committee has specifically chosen to provide named executive officers with the same health and welfare benefits provided to other employees based in the same geographic location. The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits. As such, named executive officers have the opportunity to participate in our medical, dental, vision, and disability plans. Additionally, they are also offered the same flexible spending accounts, group life and accidental death and disability insurance as those offered to all other employees based in the same geographic location. U.S. based employees may also participate in a 401(k) plan which provides a company match of up to 50% on the first 6% of the participant’s annual salary that is contributed, with company matching contributions vesting ratably over a four year period.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location. Although in past years we reimbursed the CEO for the expense of a health club membership, we discontinued this benefit in fiscal 2009.

We do, however, have arrangements with some of our executives to reimburse them for living and relocation expenses relating to their work outside of their home countries. During fiscal year 2009, Janet Holian frequently traveled to our Barcelona office in her role of President of Vistaprint Europe, and we paid a total of $59,472 during the year for rent, telephone and real estate agency fees. In addition, in fiscal year 2009, we announced that our CEO would move to Paris, France from our Lexington, Massachusetts office. The Compensation Committee approved a total of up to $40,000 be paid to the CEO in reimbursement for relocation services. We did not pay any of this amount during fiscal 2009.

Executive Retention and Other Agreements

In October 2009, we entered into amended and restated executive retention agreements with Messrs. Keane and Giannetto, Ms. Cebula and Ms. Holian that replace their previous executive retention agreements. Under the amended and restated executive retention agreements, or retention agreements, if we terminate a named executive officer’s employment without cause (as defined in the retention agreements) or the executive terminates his or her employment for good reason (as defined in the retention agreements) before a change in control of Vistaprint or within one year after a change in control (as defined in the retention agreements), then the executive is entitled to receive:

•

a lump sum severance payment equal to two years’ salary and bonus, in the case of Mr. Keane, or one year’s salary and bonus, in the case of Ms. Cebula, Mr. Giannetto and Ms. Holian, based on the executive’s then current base salary and the greater of (1) the target bonus for the then current fiscal year, or (2) the target bonus for the then current fiscal year multiplied by the average actual bonus payout percentage for the previous three fiscal years;

•

with respect to any outstanding annual incentive award under our Performance Incentive Plan, a pro rata portion, based on the number of days from the beginning of the then current fiscal year until the date of termination, of his or her target incentive for the fiscal year multiplied by the average actual payout percentage for the previous two fiscal years, up to a maximum, if there is no change in control of Vistaprint during the fiscal year, of the amount of annual incentive that the executive would have received had he or she remained employed by Vistaprint through the end of the fiscal year;

•

with respect to any outstanding multi-year award under our Performance Incentive Plan, a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of his or her mid-range target incentive for the then current performance period multiplied by the average actual payout percentage for the previous two fiscal years, up to a maximum, if there is no change in control of Vistaprint during the applicable performance period, of the amount of incentive for the performance period that the executive would have received had he or she remained employed by Vistaprint through the end of the performance period; and

•

the continuation of all other employment-related benefits for two years after the termination, in the case of Mr. Keane, or one year after the termination, in the case of our other three named executive officers.

The retention agreements also provide that, upon a change in control of Vistaprint, all equity awards granted to each executive will accelerate and become fully vested; each executive’s multi-year incentive awards under our Performance Incentive Plan will accelerate such that the executive will receive the mid-range target bonus for the then current performance period and each performance period after the change in control; and each executive will receive a pro rata portion, based on the number of days in the fiscal year before the change in control, of his or her target annual incentive award for that fiscal year. In addition, if after a change in control Vistaprint’s successor terminates the executive without cause, or the executive terminates his or her employment for good reason (as defined in the retention agreements), then each of the executive’s equity awards remains exercisable until the earlier of one year after termination or the original expiration date of the award. If an executive is required to pay any excise tax pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, as a result of compensation payments made to him or her, or benefits obtained by him or her (including the acceleration of equity awards) resulting from a change in ownership or control of Vistaprint, we are required to pay the executive an amount, referred to as a gross-up payment, equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing the executive’s compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 280G of the Code, then Vistaprint has the right to reduce the payment by up to $50,000 to avoid triggering the excise tax and thus avoid providing gross-up payments to the executive.

The following table sets forth information on the potential payments to named executive officers upon their termination or a change in control of Vistaprint, assuming the termination or change in control took place on June 30, 2009. Because we entered into the retention agreements described above after the measurement date of June 30, 2009, this table shows what the potential payments might have been under our previous executive retention agreement with each named executive officer as of that date. The table also does not include Mr. Grewal or Ms. Drapeau because they were no longer executive officers of Vistaprint on that date. The actual amounts that would be paid to any named executive officer can only be determined at the time of actual termination of employment or change in control and would vary from the amount listed below.

Name	Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of Restricted Share Units ($)(3)	Welfare Benefits ($)(4)	Tax Gross Up Payment ($)(5)	Total ($)
Robert S. Keane
• Termination Without Cause or With Good Reason	1,452,500	—	—	13,416	—	1,465,916
• Change in Control	—	4,326,677	747,356	—	—	5,074,033
• Change in Control w/ Termination Without Cause or With Good Reason	1,452,500	4,326,677	747,356	13,416	836,518	7,376,467
Wendy M. Cebula
• Termination Without Cause or With Good Reason prior to Change in Control	468,750	—	—	5,930	—	474,680
• Change in Control	—	808,468	2,919,691	—	—	3,728,159
• Change in Control w/ Termination Without Cause or With Good Reason	937,500	808,468	2,919,691	11,861	—	4,677,520
Janet F. Holian
• Termination Without Cause or With Good Reason prior to Change in Control	468,750	—	—	3,840	—	472,590
• Change in Control	—	808,468	2,919,691	—	—	3,728,159
• Change in Control w/ Termination Without Cause or With Good Reason	937,500	808,468	2,919,691	7,680	—	4,673,339
Michael Giannetto
• Termination Without Cause or With Good Reason prior to Change in Control	352,500	—	—	6,165	—	358,665
• Change in Control	—	379,834	2,315,213	—	—	2,695,047
• Change in Control w/ Termination Without Cause or With Good Reason	705,000	379,834	2,315,213	12,330	—	3,412,377

(1)	Amounts in this column represent severance amounts payable under the executives’ previous executive retention agreements, which provided for one year’s salary and bonus for Mr. Keane, whether his termination was before or after a change in control, six months’ salary and bonus for the other named executive officers for termination before a change in control, and one year’s salary and bonus for the other named executive officers for termination after a change in control. The amount of bonus included in the severance amount was calculated based on the maximum amount of bonus payable if Vistaprint had overachieved its targets for fiscal 2009.

(2)	Amounts in this column represent the value of share options upon the triggering event described in the first column. The value of share options is based on the difference between the exercise price of the options and $42.65 per share, which was the closing price of our common shares on the NASDAQ Global Select Market on June 30, 2009.

(3)	Amounts in this column represent the value of restricted share units upon the triggering event described in the first column, based on $42.65 per share, which was the closing price of our common shares on June 30, 2009.

(4)	Amounts reported in this column represent the estimated cost of providing employment related benefits during the period the named executive officer was eligible to receive those benefits under the previous executive retention agreements. This period was one year for Mr. Keane, whether his termination was before or after a change in control, six months for the other named executive officers for termination before a change in control, and one year for the other named executive officers for termination after a change in control.

(5)	Amounts in this column are estimates based on a number of assumptions and do not necessarily reflect the actual amounts of tax gross-up payments that the named executive officers would receive. We used an outside consultant to calculate the amounts in this column for this proxy statement, and the consultant used a different methodology for the calculation than we did for last year’s proxy statement.

Each executive officer has signed nondisclosure, invention assignment and non-competition and non-solicitation agreements providing for the protection of our confidential information and ownership of intellectual property developed by such executive officer and post-employment non-compete and non-solicitation provisions. We have also entered into indemnification agreements with our named executive officers that provide the executives with indemnification for actions they take in good faith as members of the Management Board.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee manages and makes decisions about the compensation process, the Committee also takes into account the views of the CEO, who makes initial recommendations with respect to named executive officers other than himself. Other employees of Vistaprint also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines

We encourage, but do not require, the members of our Management Board (who are our named executive officers) and our supervisory directors to own our ordinary shares.

Section 162(m)

The United States Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our CEO and to each other named executive officer (other than the chief financial officer) whose compensation is required to be reported to our shareholders pursuant to SEC rules by reason of being among our three most highly paid executive officers. This deduction limitation can apply to compensation paid by U.S. subsidiaries of Vistaprint. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met.

We are asking our shareholders to approve our Performance Incentive Plan for Covered Employees to allow us to take a tax deduction for compensation paid to our named executive officers under the plan, which we believe is in the best interests of Vistaprint and its shareholders.

The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when it believes that such payments are appropriate and in the best interests of Vistaprint and its shareholders, after taking into account changing business conditions or the officer’s performance. Although the Compensation Committee considers the impact of Section 162(m) when administering Vistaprint’s compensation plans, it does not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. As a result, the Compensation Committee may deem it appropriate at times to forego qualified performance based compensation under Section 162(m) in favor of awards that may not be fully tax-deductible by Vistaprint’s subsidiaries.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Supervisory Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Supervisory Board
George M. Overholser, Chair
Louis R. Page
Peter Gyenes

SUMMARY COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i)	all individuals serving as our principal executive officer or acting in a similar capacity during the fiscal year ended June 30, 2009;

(ii)	all individuals serving as our principal financial officer or acting in a similar capacity during the fiscal year ended June 30, 2009;

(iii)	our other two executive officers as of June 30, 2009; and

(iv)	two other executive officers who served as executive officers during the fiscal year ended June 30, 2009 but were no longer serving as executive officers at the end of the fiscal year.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iv) above as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Robert S. Keane President and Chief Executive Officer	2009 2008 2007	415,000 400,000 337,050	— — —		22,183 — —	2,213,530 1,190,173 408,125	460,650 723,359 562,960	— 1,446 1,425	(3) (3)	3,111,363 2,314,978 1,309,561

Michael Giannetto Executive Vice President and Chief Financial Officer(4)	2009	280,000	—		401,234	226,684	188,700	6,904	(5)	1,101,822

Wendy M. Cebula President, Vistaprint North America	2009 2008 2007	375,000 250,000 212,404	— — —		569,463 81,903 —	457,223 295,863 281,198	249,750 261,455 220,473	6,903 6,750 6,600	(5) (5) (5)	1,658,339 895,971 720,675

Janet F. Holian President, Vistaprint Europe	2009 2008 2007	375,000 250,000 225,000	— — —		569,463 81,903 —	457,223 295,863 281,198	249,750 261,455 285,056	66,372 6,750 6,600	(6) (5) (5)	1,717,808 895,971 797,854

Harpreet Grewal Former Executive Vice President and Chief Financial Officer(7)	2009 2008 2007	72,154 250,000 168,750	— — 100,000	(8)	952,937 764,966 495,523	255,226 568,204 255,866	38,250 261,455 213,792	371,275 6,750 6,600	(9) (5) (5)	1,689,842 1,851,375 1,240,531

Anne Drapeau Former Executive Vice President and Chief People Officer(10)	2009 2008 2007	83,900 250,000 225,000	— — —		— — —	283,431 491,257 394,156	33,750 261,455 285,056	6,900 6,750 6,600	(5) (5) (5)	407,981 1,009,462 910,812

(1)	The amounts reported in these columns represent the dollar amount we recognized for financial statement reporting purposes pursuant to SFAS 123R in each fiscal year for all of the executive’s outstanding share-based awards. You can find the assumptions we used in the calculations for these amounts in Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

(2)	The amounts reported in this column represent amounts earned under our Executive Officer Bonus Plans for each fiscal year. We paid these amounts quarterly in fiscal 2008 and fiscal 2007 in accordance with the terms of the applicable Executive Bonus Plan, with the final payment occurring after the end of the related fiscal year. In fiscal 2009, in accordance with the applicable Executive Bonus Plan, we ceased to pay these amounts quarterly to Mr. Keane, Ms. Cebula and Ms. Holian and instead paid the amounts to these executives in one lump sum after the end of the fiscal year. Messrs. Giannetto and Grewal and Ms. Drapeau continued to receive quarterly payments in fiscal 2009.

(3)	These amounts represent payment of health club membership fees.

(4)	Mr. Giannetto was appointed Executive Vice President and Chief Financial Officer (principal financial officer) effective September 2, 2008.

(5)	These amounts represent our matching contributions under Vistaprint USA’s 401(k) deferred savings retirement plan.

(6)	$59,472 of this amount represents reimbursement of rent, telephone and real estate agency fees in connection with Ms. Holian’s travels to our Barcelona office, and $6,900 of this amount represents our matching contributions under Vistaprint USA’s 401(k) deferred savings retirement plan. We made the reimbursement payments in Euros and converted the amounts to US dollars for this table based on the currency conversion rate in effect on the date of each payment.

(7)	Mr. Grewal tendered his resignation as an executive officer of Vistaprint effective October 2, 2008.

(8)	In general, we make performance based incentive payments to our named executive officers under non-equity incentive plans, and therefore these payments are not characterized as “Bonus” payments. The bonus amount for Mr. Grewal for fiscal 2007 represents a sign-on bonus.

(9)	This amount represents severance payments.

(10)	Ms. Drapeau tendered her resignation as an executive officer of Vistaprint effective September 30, 2008.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2009

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2009.

Name	Grant Date	All Other Share Awards: Number of Shares or Share Units (1)(#)	All Other Option Awards: Number of Securities Underlying Options (2)(#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Share and Option Awards ($)(4)
Robert S. Keane	5/7/2009	17,523	146,028	34.25	3,000,863

Michael Giannetto	5/7/2009	17,134	7,139	34.25	704,205

Wendy M. Cebula	5/7/2009	21,807	9,086	34.25	896,264

Janet F. Holian	5/7/2009	21,807	9,086	34.25	896,264

Harpreet Grewal		—	—	—	—

Anne Drapeau		—	—	—	—

(1)	The amounts reported in this column represent restricted share units granted under our Amended and Restated 2005 Equity Incentive Plan that vest 25% one year after the date of grant and 6.25% per quarter thereafter. As the restricted share units vest, we automatically issue the vested shares to the employee; the employee does not need to exercise them or pay any amount to us for the purchase of the shares.

(2)	The amounts reported in this column represent share options granted under our Amended and Restated 2005 Equity Incentive Plan that vest 25% one year after the date of grant and 6.25% per quarter thereafter.

(3)	The exercise price of our share options equals the closing price of our common shares on the NASDAQ Global Select Market on the date of grant.

(4)	The amounts reported in this column represent the grant date fair value for each share-based award computed in accordance with SFAS 123R. You can find the assumptions we used in the calculations for these amounts in Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009. Based on guidance issued by the SEC and our updated interpretation of that guidance, we used a different methodology for the amounts in this column for this proxy statement than we did for last year’s proxy statement.

Outstanding Equity Awards at June 30, 2009

The following table contains information about unexercised share options and unvested restricted share units as of June 30, 2009 for each of our named executive officers.

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price (1)($)	Option Expiration Date	Number of Shares or Share Units that Have Not Vested (2)(#)	Market Value of Shares or Share Units That Have Not Vested (3)($)
	(#) Exercisable	(#) Unexercisable
Robert S. Keane	150,000	—	4.11	1/28/2014
	700,000	—	12.33	5/31/2015
	89,409	40,641	23.31	8/4/2016
	71,808	71,810	37.51	5/15/2017
	83,329	249,989	34.87	5/2/2018
	—	146,028	34.25	5/7/2019
					17,523	747,356

Michael Giannetto	8,750	3,750	32.00	3/9/2016
	5,381	8,968	23.31	8/4/2016
	11,600	11,600	33.47	8/6/2017
	—	7,139	34.25	5/7/2019
					54,284	2,315,213

Wendy M. Cebula	27,000	—	12.33	5/31/2015
	47,750	31,250	23.31	8/4/2016
	24,856	24,858	37.51	5/15/2017
	—	9,086	34.25	5/7/2019
					68,457	2,919,692

Janet F. Holian	79,310	—	12.33	5/31/2015
	68,750	31,250	23.31	8/4/2016
	24,856	24,858	37.51	5/15/2017
	—	9,086	34.25	5/7/2019
					68,457	2,919,692

Harpreet Grewal	2,535	—	37.51	10/2/2009	—	—

Anne Drapeau	—	—	—	—	—	—

(1)	Each share option has an exercise price equal to the fair market value of our common shares on the date of grant and becomes exercisable, so long as the named executive officer continues to be employed with us, as to 25% of the shares subject to the option one year after the date of grant and 6.25% per quarter thereafter. Each share option expires 10 years after the date on which it was granted.

(2)	So long as the named executive officer continues to be employed with us, each restricted share unit vests, and the vested shares are issued to the named executive officer, as to 25% of the shares subject to the unit one year after the date of grant and 6.25% per quarter thereafter.

(3)	The market value of the restricted shares units is determined by multiplying the number of restricted share units by $42.65 per share, which was the closing price of our common shares on the NASDAQ Global Select Market on June 30, 2009.

Option Exercises and Shares Vested in the Fiscal Year Ended June 30, 2009

The following table contains information about option exercises and vesting of restricted share units on an aggregated basis during fiscal 2009 for each of our named executive officers.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Robert S. Keane	—	—	—	—
Michael Giannetto	13,045	285,511	12,383	461,391
Wendy M. Cebula	61,000	1,042,830	15,550	579,393
Janet F. Holian	8,190	246,312	15,550	579,393
Harpreet Grewal	37,150	144,964	37,500	1,015,125
Anne Drapeau	126,389	2,187,318	—	—

(1)	Represents the net amount realized from all option exercises during fiscal 2009. In cases involving an exercise and immediate sale, the value was calculated on the basis of the actual sale price. In cases involving an exercise without immediate sale, the value was calculated on the basis of our closing sale price of our common shares on the NASDAQ Global Select Market on the date of exercise.

(2)	The value realized on vesting of restricted share units is determined by multiplying the number of shares that vested by the closing sale price of our common shares on the NASDAQ Global Select Market on the date of vesting.

COMPENSATION OF SUPERVISORY BOARD MEMBERS

The following contains information with respect to the compensation earned by our directors, or compensation expenses that we recognized in the case of share awards and option awards, in the fiscal year ended June 30, 2009:

Name	Fees Earned or Paid in Cash ($)	Share Awards (1)($)	Option Awards (1)($)	Total ($)
John J. Gavin, Jr.(2)	41,467	44,950	96,978	183,395
Peter Gyenes(3)	19,200	15,014	19,280	53,494
George M. Overholser(4)	35,000	44,950	43,244	123,194
Louis R. Page(5)	41,467	44,950	43,244	129,661
Richard T. Riley(6)	42,000	44,950	43,244	130,194
Daniel Ciporin(7)	17,622	11,104	36,111	64,837

(1)	The amounts reported in these columns represent the dollar amount we recognized for financial statement reporting purposes pursuant to SFAS 123R in the fiscal year ended June 30, 2009 for all of the director’s outstanding share-based awards. You can find the assumptions we used in the calculations for these amounts in Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009. All share options referenced in this table were granted with an exercise price equal to the closing price of our common shares on the NASDAQ Global Select Market on the date of grant.

The following are the aggregate number of restricted share units and shares subject to share options held by each of our non-employee directors at June 30, 2009:

•	John J. Gavin, Jr.: 6,557 restricted share units and 26,760 shares subject to share options

•	Peter Gyenes: 4,710 restricted share units and 17,389 shares subject to share options

•	George M. Overholser: 6,557 restricted share units and 54,742 shares subject to share options

•	Louis R. Page: 6,557 restricted share units and 14,742 shares subject to share options

•	Richard T. Riley: 6,557 restricted share units and 54,742 shares subject to share options

(2)	The grant date fair value of the share-based awards granted to Mr. Gavin during fiscal 2009, computed in accordance with SFAS 123R, is $163,550.

(3)	The grant date fair value of the share-based awards granted to Mr. Gyenes during fiscal 2009, computed in accordance with SFAS 123R, is $285,508.

(4)	The grant date fair value of the share-based awards granted to Mr. Overholser during fiscal 2009, computed in accordance with SFAS 123R, is $163,550.

(5)	The grant date fair value of the share-based awards granted to Mr. Page during fiscal 2009, computed in accordance with SFAS 123R, is $163,550.

(6)	The grant date fair value of the share-based awards granted to Mr. Riley during fiscal 2009, computed in accordance with SFAS 123R, is $163,550.

(7)	Mr. Ciporin resigned as a director in November 2008.

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Supervisory Board. When we initially set our directors’ compensation, we considered the significant amount of time that directors expend in fulfilling their duties to Vistaprint, the skill level that we require of members of our Supervisory Board, and competitive compensation data from our peer group. Under Dutch law, we must receive shareholder approval to make any changes to the compensation of the Supervisory Board.

Fees

In fiscal 2009, each non-employee director received an annual cash retainer of $13,000, payable in quarterly installments, plus $3,000 for each regularly scheduled meeting of our Board of Directors that the director physically attended and $10,000 annually for each committee on which the director served. Directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and its committees.

Equity Grants

On the date of each annual general meeting, each director receives two equity grants: (i) A share option to purchase a number of ordinary shares having a fair value equal to $50,000, up to a maximum of 12,500 shares, granted under our 2005 Non-Employee Directors’ Share Option Plan, as amended; and (ii) restricted share units having a fair value equal to $110,000, granted under our Amended and Restated 2005 Equity Incentive Plan.

Each newly appointed director receives two equity grants upon his or her initial appointment to the board: (i) A share option to purchase a number of ordinary shares having a fair value equal to $150,000, up to a maximum of 50,000 shares, granted under our 2005 Non-Employee Directors’ Share Option Plan, as amended; and (ii) restricted share units having a fair value equal to $125,000, granted under our Amended and Restated 2005 Equity Incentive Plan.

The directors’ options and restricted share units vest at a rate of 8.33% per quarter over a period of three years from the date of grant, so long as the director continues to serve as a director on each such vesting date. Each option expires upon the earlier of ten years from the date of grant or 90 days after the director ceases to serve as a director. The exercise price of the options granted under our 2005 Non-Employee Directors’ Share Option Plan, as amended, is the fair market value of our ordinary shares on the date of grant.

For the purposes of determining the number of share options and restricted share units to be granted at each annual general meeting or upon initial appointment, the fair value of each share option and restricted share unit is determined by the Supervisory Board using a generally accepted option pricing valuation methodology, such as the Black-Scholes model or binomial method, with such modifications as it may deem appropriate to reflect the fair market value of the share options or restricted share units. In fiscal year 2009, we used the Black-Scholes model to determine fair market value of share options.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, Messrs. Gyenes, Overholser and Page served as members of our Compensation Committee. During fiscal 2009, no member of our Compensation Committee was an officer or employee of Vistaprint or of our subsidiaries or had any relationship with us requiring disclosure under SEC rules.

During fiscal 2009, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2009 about the securities issued or authorized for future issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders(1)	3,521,636	$20.41	2,473,762	(2)
Equity compensation plans not approved by shareholders	—	—	—

Total	3,521,636	$20.41	2,473,762	(2)

(1)	Consists of our Amended and Restated 2000-2002 Share Incentive Plan, Amended and Restated 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Share Option Plan, as amended. This column does not include an aggregate of 991,106 restricted share units that were unvested as of June 30, 2009.

(2)	Includes 2,312,137 shares available for future awards under our Amended and Restated 2005 Equity Incentive Plan and 161,625 shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan, as amended. No shares are available for future award under our Amended and Restated 2000-2002 Share Incentive Plan.

Appendix A

VISTAPRINT N.V.

PERFORMANCE INCENTIVE PLAN

FOR COVERED EMPLOYEES

I. Plan Objective

The purpose of the Vistaprint N.V Performance Incentive Plan for Covered Employees is to promote the long-term interests of Vistaprint N.V. by providing additional incentive for participants who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the long-term growth and profitability and efficient operation of the Company.

The Company intends for the Awards payable to participants under this Plan to be performance-based compensation under Code Section 162(m).

II. Definitions

The terms used herein have the following meanings:

“Award” means an amount calculated and awarded under the Plan to a Participant.

“Award Agreement” means a written agreement as may be approved from time to time by the Compensation Committee implementing the grant of each Award.

“Supervisory Board” means the Supervisory Board of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Code Section” means a section of the Code.

“Company” means Vistaprint N.V.

“Compensation Committee” means the Compensation Committee of the Supervisory Board consisting of not less than two members of the Board, each of whom is an “outside director” as defined in Code Section 162(m).

“Covered Employee” means a “covered employee” as defined in Code Section 162(m).

“Participant” means a Covered Employee or designated key employee of the Company or a Related Company who satisfies the eligibility requirements set forth in Section IV of the Plan.

“Performance Period” means the time period for which a Participant’s performance is measured for purposes of receiving an Award. A Performance Period may consist of one or more fiscal years of the Company, or be of a shorter duration as determined by the Compensation Committee.

“Plan” means this Vistaprint N.V. Performance Incentive Plan For Covered Employees.

“Related Company” means any corporation or business organization in which the Company owns, directly or indirectly, during the relevant time, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the other entity’s financial results to be consolidated with the Company’s financial results for financial reporting purposes.

III. Administration

The Plan will be administered by the Compensation Committee. The Compensation Committee, in its sole discretion, will determine which of the Participants to whom, and the time or times at which, Awards will be granted under the Plan, and the other conditions of the grant of the Awards. The provisions and conditions of the grants of Awards need not be the same with respect to each grantee or with respect to each Award.

The Compensation Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other actions in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken by the Compensation Committee pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder will be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, any Related Company, the Compensation Committee, the Supervisory Board, the management board of the Company, officers, and any Participant or former Participant under the Plan, as well as their respective successors in interest.

IV. Eligibility and Participation

Eligibility for participation in the Plan is limited to Covered Employees and key employees of the Company or a Related Company who are designated to participate in the Plan from time to time, as determined in the sole discretion of the Compensation Committee.

The fact that a Covered Employee or designated key employee is eligible to participate in the Plan for any Performance Period does not mean that he or she will receive an Award in every Performance Period. The Compensation Committee will select the Participants no later than 90 days after the beginning of a Performance Period that is at least 12 months in duration (or, if shorter, before 25% of the Performance Period has elapsed) in accordance with Code Section 162(m). Following such selection by the Compensation Committee, the Participants will be advised they are participants in the Plan for a Performance Period.

V. Performance Criteria and Performance Goals

a. Performance Criteria. Performance will be measured based upon one or more objective criteria for each Performance Period. Criteria will be measured over the Performance Period. Within 90 days after the beginning of a Performance Period that is at least 12 months in duration (or, if shorter, before 25% of the Performance Period has elapsed), the Compensation Committee shall specify in writing which of the following criteria will apply during such period, as well as any applicable matrices, schedules, or formulae applicable to weighting of such criteria in determining performance, which may be determined in accordance with United States generally accepted accounting principles (“US GAAP”) or, if the Compensation Committee determines at the time of its establishment of such criteria, on a non-US GAAP basis excluding one or more items from such determination:

•	increase in shareowner value;

•	earnings per share;

•	revenue;

•	revenue less cost of revenue;

•	gross profit;

•	operating expenses;

•	net income;

•	return on assets;

•	return on shareowners’ equity;

•	increase in cash flow;

•	operating profit;

•	revenue growth;

•	return on capital;

•	return on invested capital;

•	earnings before interest, taxes, depreciation and amortization;

•	operating income;

•	pre-tax operating income.

In the Compensation Committee’s discretion, any of such criteria may be expressed in absolute amounts or percentages.

b. Performance Goals. Using any applicable matrices, schedules, or formulae applicable to weighting of the performance criteria, the Compensation Committee will develop, in writing, performance goals for the Participants for a Performance Period within the time period set forth above. The Compensation Committee shall have the right to use different performance criteria for different Participants. When the Compensation Committee sets the performance goals for a Participant, the Compensation Committee shall establish the general, objective rules which will be used to determine the extent, if any, that a Participant’s performance goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Compensation Committee deems appropriate to take into account any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs; (vi) fluctuations in currency exchange rates, including by establishing performance goals based on fixed exchange rates during the Performance Period, (vii) disposals of business segments or (viii) acquisitions or dispositions.

If a Participant is assigned a performance goal following the time at which performance goals are normally established for the Performance Period due to placement in a position, or due to a change in position after the start of the Performance Period, the Performance Period for such Participant shall be the portion of the original Performance Period remaining. In such case, the

Compensation Committee will develop in writing performance goals for each such Participant before 25% of the Performance Period which applies to such Participant elapses.

VI. Awards

a. Amount of Award. An Award to a Participant shall be established by the Compensation Committee and will consist of a fixed amount or range of amounts. The Compensation Committee may in the Award Agreement provide for automatic modifications to the minimum, target or maximum award opportunities for a Participant in the event of a change in the Participant’s employment position occurring during the Performance Period.

b. Payment of Award on Death or Disability. An Employee who is selected as a Participant after the beginning of a Performance Period or a Participant who dies or becomes disabled (within the meaning of Code Section 22(e)(3)) prior to the end of such Performance Period will be eligible to receive a pro rata share of an Award based on the number of months of participation during any portion of such Performance Period.

c. Payment of Award on Other Terminations. A Participant whose employment is terminated prior to the end of such Performance Period other than by reason of death or disability will not be eligible for an Award unless and until both (i) the performance goals for such Performance Period have been satisfied and (ii) the Award Agreement or another agreement between the Participant and the Company or a Related Company specifically provides for the payment of the Award (or a portion thereof) upon satisfaction of the performance goals for the Performance Period in which the termination occurs.

VII. Determination and Timing of Awards

At the end of each applicable Performance Period, the Compensation Committee shall certify in writing the extent, if any, to which the measures established in accordance with Section V have been met. Awards will be paid as soon as practicable following the end of the particular Performance Period, but no later than the next succeeding fiscal quarter following the end of the particular Performance Period.

VIII. Method of Payment of Awards

a. Payments of Awards. Awards for each Participant will be paid in cash in accordance with the terms of each applicable Award Agreement. Awards are subject to forfeiture for reasons defined in the Plan or related Award Agreements until paid. In no event will the total amounts paid to a Participant for any fiscal year under all Award Agreements, in the aggregate, exceed $15,000,000.

b. Withholding for Taxes. The Company will have the right to deduct from any and all Award payments any taxes required to be withheld with respect to such payment. The Company and any Related Company (i) make no representations or undertaking regarding the tax consequences to any Participant with respect to any Award; and (ii) do not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.

c. Payments to Estates. Awards which are due to a Participant pursuant to the provisions hereof and which remain unpaid at the time of his or her death will be paid in full to the Participant’s estate. If requested in writing by an authorized representative of the Participant’s estate and with the prior approval of the Compensation Committee, such payment may be made to or for the benefit of any immediate family member, family trust, family partnership or family limited liability entity established solely for the benefit of the Participant and/or an immediate family member of the Participant.

d. Offset for Monies Owed. Any payments made under this Plan will be offset for any monies that the Compensation Committee determines are owed by the Participant to the Company or any Related Company.

IX. Amendment and Termination

The Supervisory Board or the Compensation Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without the approval of the Supervisory Board, Compensation Committee and/or shareholders if such approval is necessary to comply with the applicable provisions of Code Section 162(m) or other applicable laws or stock exchange rules or regulations.

X. Applicable Law; Legal Construction

The Plan and all rules and determinations made and taken pursuant hereto will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, USA without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts, USA or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts, USA.

It is the intent of the Company that the Plan and Awards under the Plan to Participants satisfy any applicable requirements of Code Section 162(m). Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded.

XI. Change in Control

If there is a Change in Control as defined in this Section XI at any time during a Performance Period, then the performance goals for all Performance Periods under all Awards outstanding under the Plan as of the closing date of the Change in Control shall automatically be deemed satisfied to the extent specified in the applicable Award Agreement, and each such Award shall be payable as specified in the applicable Award Agreement. The payment of the Participant’s Award for purposes of this Section XI shall be made in cash as soon as practicable following the Change in Control, but no later than as permitted under Code Section 409A.

A “Change in Control,” for purposes of this Section XI, means an event or occurrence set forth in any one or more of subsections (a) through (d) below:

a. the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection c of this Section XI.

b. such time as the Continuing Directors (as defined below) do not constitute a majority of the Supervisory Board (or, if applicable, the board of directors or the supervisory board of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Supervisory Board (i) who was a member of the Supervisory Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Supervisory Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Supervisory Board; or

c. the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock

and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

d. approval by the Supervisory Board of a complete liquidation or dissolution of the Company.

XII. Adjustment Provisions

a. Changes in Capitalization. In the event of any stock split, stock dividend, reverse stock split, reorganization, recapitalization, share exchange or other similar change in capitalization of the Company, any performance criteria will be appropriately and proportionately adjusted to increase or decrease any per share amounts to take into account such change in capitalization. Upon any merger, consolidation, share exchange, reincorporation or other similar transaction, Awards shall be assumed or substantially equivalent Awards shall be substituted by the acquiring or succeeding corporation.

b. Liquidation or Dissolution. In the event of a liquidation or dissolution of the Company, this Plan will be of no further force or effect and no Award shall be paid hereunder, provided that if such liquidation or dissolution also constitutes a Change in Control, then the provisions of Section XI and not the provisions of this Section XII(b) shall govern.

c. Authority to Make Adjustments. Any adjustments under this Section XII will be made by the Compensation Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

XIII. Compliance with Code Section 409A

Subject to the provisions in this Section XIII, any Award payment following a termination of employment pursuant to Section VI of the Plan will begin only upon the Participant’s “separation from service” (determined as set forth below) which occurs on or after the date of termination of employment. The following rules apply with respect to distribution of such payments, if any, to be provided under the Plan.

a. It is intended that each installment of the payments provided under the Plan will be treated as a separate “payment” for purposes of Code Section 409A and the guidance issued thereunder (“Section 409A”). Neither the Participant nor the Company will have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A.

b. If, as of the date of the Participant’s “separation from service” from the Company, the Participant is not a “specified employee” (within the meaning of Section 409A), then each installment of the payments will be made on the dates and terms set forth in the Plan.

c. If, as of the date of the Participant’s “separation from service” from the Company, the Participant is a “specified employee” (within the meaning of Section 409A), then:

1. Each installment of the payments under the Plan that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the separation from service occurs, be paid within the short-term deferral period (as defined in Section 409A) will be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A; and

2. Each installment of the payments under the Plan that is not described in paragraph c(1) above and that would, absent this subsection, be paid within the six-month period following the Participant’s “separation from service” from the Company will not be paid until the date that is six months and one day after such separation from service (or, if earlier, the Participant’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following the Participant’s separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of payments if and to the maximum extent that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the second taxable year following the taxable year in which the separation from service occurs.

d. The determination of whether and when the Participant’s separation from service from the Company has occurred will be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this paragraph d, “Company” will include all persons with whom the Company would be considered a single employer as determined under Treasury Regulation Section 1.409A-1(h)(3).

e. Notwithstanding anything herein to the contrary, the Company will have no liability to the Participant or to any other person if the payments provided in the Plan that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant.

XIV. Effective Date

The Plan is effective as of September 30, 2009 (the “Effective Date”), subject to approval by the Company’s shareholders. The Plan will continue in effect until terminated by the Supervisory Board; provided, however, that the Plan will terminate automatically if it is not reapproved by the Company’s shareholders at the first shareholder meeting in the fifth year following the Effective Date.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A Proposals — The Supervisory Board and Management Board recommend that you vote FOR proposals 1-5.

1. To vote FOR or WITHHOLD vote for John J. Gavin, Jr.:	For	Withhold	For Other Nominee (to vote for another nominee, write the nominee’s name below) _________________________	+
For the first open position, the Supervisory Board has nominated John J. Gavin, Jr. and George M. Overholser to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013. The Supervisory Board recommends that shareholders vote for the appointment of Mr. Gavin for this position.	☐	☐

2. To vote FOR or WITHHOLD vote for George M. Overholser:	For	Withhold	For Other Nominee (to vote for another nominee, write the nominee’s name below) _________________________
For the second open position, the Supervisory Board has nominated George M. Overholser and Mark T. Thomas to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2013. The Supervisory Board recommends that shareholders vote for the appointment of Mr. Overholser for this position.	☐	☐

3. To vote FOR or WITHHOLD vote for Mark T. Thomas:	For	Withhold	For Other Nominee (to vote for another nominee, write the nominee’s name below) _________________________
For the third open position, the Supervisory Board has nominated Mark T. Thomas and Peter Gyenes to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2012. The Supervisory Board recommends that shareholders vote for the appointment of Mr. Thomas for this position.	☐	☐

	For	Against	Abstain		For	Against	Abstain
4. Approve our Performance Incentive Plan for Covered Employees.	☐	☐	☐	5. Appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — VISTAPRINT N.V.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT BOARD

2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS – NOVEMBER 17, 2009

The undersigned, revoking all prior proxies, hereby appoints Robert Keane and Lawrence Gold, and each of them with full power of substitution, as proxies to represent and vote as designated hereon, all ordinary shares of Vistaprint N.V. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on Tuesday, November 17, 2009, at the Company’s offices at Hudsonweg 8, 5928 LW Venlo, the Netherlands commencing at 6:00 p.m. (Central European Time) and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.